SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 21, 2006
STURM, RUGER & COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-10435	06-0633559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ONE LACEY PLACE, SOUTHPORT, CONNECTICUT		06890
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (203) 259-7843
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On September 21, 2006, Sturm, Ruger & Company, Inc. (the “Company”) entered into executive severance agreements (the “Agreements”) with the following Executive Officers of the Company:
•	Stephen L. Sanetti – Vice Chairman and President

•	Thomas A. Dineen – Vice President, Treasurer and Chief Financial Officer

•	Thomas P. Sullivan – Vice President of Newport Operations

•	Robert R. Stutler – Vice President of Prescott Operations
     The Agreements are not employment contracts and do not specify an employment term, compensation levels or other terms or conditions of employment. They provide for certain severance benefits to the executive in the event his employment is terminated under specified circumstances.
     Mr. Dineen and Mr. Stutler’s Agreements provide for severance benefits, if during the term of the Agreement: (i) there is a Change in Control (as defined in each Agreement) and the officer is subsequently terminated or (ii) there is a Change in Control and there is a reduction in the officer’s salary or a diminution of his duties and thereafter the officer terminates his employment.
     Mr. Sanetti’s Agreement provides for severance benefits if, during the term of the Agreement: (i) there is a Change in Control and he is terminated, (ii) he is no longer President and thereafter he terminates his employment or (iii) there is a reduction in his salary at any time and thereafter he terminates his employment.
     Mr. Sullivan’s Agreement provides for severance benefits if, during the term of the Agreement: (i) there is a Change in Control and he is terminated, (ii) there is a Change in Control and there is a reduction in his salary and thereafter the officer terminates his employment or (iii) he ceases to report directly to the CEO of the Company and thereafter he terminates his employment.
     The Agreements provide for severance benefits consisting of the following primary components:

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•	a lump sum cash payment (payable within 30 days of termination unless such payment is subject to the six-month deferral required by Internal Revenue Code Section 409A) equal to the greater of (i) 18 months (6 months for Mr. Sullivan) of annual base salary and 100% of annual target cash bonus and (ii) 1/2 month of annual salary (as defined in each Agreement) for each year of employment service to the Company; and

•	continued insurance benefits for a certain time period not to exceed two years from the date that the officer's employment with the Company terminates.
     All of the Agreements have a one-year term, subject to automatic extension for additional one-year periods on each anniversary of its date unless either side gives notice of intent not to renew at least one year in advance.
     The foregoing descriptions of the Agreements are qualified in their entirety by reference to the complete terms and conditions of the each respective Agreement, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Severance Agreement, dated as of September 21, 2006, by and between Sturm, Ruger, & Co., Inc., and Stephen L. Sanetti.

10.2	Severance Agreement, dated as of September 21, 2006, by and between Sturm, Ruger, & Co., Inc., and Thomas A. Dineen.

10.3	Severance Agreement, dated as of September 21, 2006, by and between Sturm, Ruger, & Co., Inc., and Thomas P. Sullivan.

10.4	Severance Agreement, dated as of September 21, 2006, by and between Sturm, Ruger, & Co., Inc., and Robert R. Stutler.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STURM, RUGER & COMPANY, INC.
By:	/s/ Thomas A. Dineen
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer, Treasurer and Chief Financial Officer

Dated: September 27, 2006

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